SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2004

TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 Borman Court
St. Louis, Missouri 63146

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 214-7000

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Asset Purchase Agreement
Escrow Agreement
Transition Services Agreement
Amended and Restated Loan Agreement
Guaranty
Security Agreement
Collateral Assignment of Membership Interest

Item 2. Acquisition or Disposition of Assets

I.      ACQUISITION OF UNEMPLOYMENT COMPENSATION, EMPLOYMENT VERIFICATION AND PRE-APPLICANT SCREENING BUSINESSES OF SHEAKLEY-UNISERVICE, INC. AND SHEAKLEY INTERACTIVE SERVICES, LLC.

(a)      PURCHASE PRICE AND CONSIDERATION

Pursuant to an asset purchase agreement dated as of March 22, 2004, the Registrant purchased substantially all of the assets and assumed certain of the liabilities of the unemployment compensation, employment verification and pre-applicant screening businesses (collectively, the “Business”) of Sheakley-Uniservice, Inc. and its wholly owned subsidiary, Sheakley Interactive Services, LLC, for approximately $39,000,000, subject to certain post-closing adjustments. The purchase price was determined based on arms’-length negotiations, and was paid in cash, which was financed, as discussed below in Section II. The asset purchase agreement provides for indemnification of the Registrant by Sheakley-Uniservice, Inc. and Sheakley Interactive Services, LLC for certain pre-closing liabilities and obligations of the business, subject to certain limitations. An escrow account, to be maintained by LaSalle Bank National Association pursuant to the terms of an escrow agreement, is also available until March 31, 2005 to satisfy the indemnification obligations of Sheakley-Uniservice, Inc. and Sheakley Interactive Services, LLC under the asset purchase agreement, subject to certain limitations described in the asset purchase agreement. One million dollars ($1,000,000) of the purchase price was paid into the escrow account.

The Business purchased by the Registrant provides unemployment cost management services, employment verification services and pre-applicant screening services to a broad customer base. This business will continue to operate through the Registrant’s wholly-owned subsidiary, TALX Employer Services, LLC.

In connection with the asset purchase agreement, the parties executed a transition services agreement under which Sheakley-Uniservice, Inc. and Sheakley Interactive Services, LLC will provide certain services to Registrant for up to two years. The services are intended to provide for the orderly transition of the Business and the employees of such Business from Sheakley-Uniservice, Inc. and Sheakley Interactive Services, LLC to the Registrant.

The foregoing description of the asset purchase agreement, the escrow agreement and the transition services agreement is only a summary of certain terms and conditions of these agreements and is qualified in its entirety by reference to the agreements themselves, which have been filed as Exhibits 2.1, 2.2, and 2.3 hereto and which are incorporated by reference herein.

(b)      ASSETS OF THE BUSINESS PURCHASED AND INTENDED USE OF THE ASSETS

The physical assets of the Business consist principally of computer and office equipment and furniture. The Business operates in leased office space in Cincinnati, Ohio; Columbus, Ohio; Cleveland, Ohio, and approximately five other locations.

The Business assets are used to provide unemployment cost management services, employment verification services and pre-applicant screening services to a broad customer base. Additionally, the Registrant believes that the asset purchase will significantly expand the customer base for the Registrant’s unemployment cost management business, provide additional employment records for the database of The Work Number, the nation’s leading automated employment and income verification service, and provide more cross-selling opportunities.

The Registrant intends to use the purchased assets of the Business in furthering the Registrant’s business and to continue the Business through TALX Employer Services, LLC, as described above. The Registrant believes the services provided by the Business purchased by the Registrant are complementary to its services and intends to cross-sell those services to the Registrant’s expanded client base.

II.      FINANCING OF TRANSACTIONS

In connection with the acquisition of the Business, on March 31, 2004, the Registrant entered into an amended and restated loan agreement with its existing lenders and additional lenders as set forth below (the “Loan Agreement”). Pursuant to the Loan Agreement, Registrant obtained secured financing consisting of a $58,000,000 term loan (the “Term Loan A”), a $10,000,000 term loan (the “Term Loan B”) and a $15,000,000 revolving credit facility (the “Revolving Credit Facility”) from LaSalle Bank National Association, as administrative agent and lender, and Southwest Bank of St. Louis, National City Bank of Michigan/Illinois, Fifth Third Bank and Merrill Lynch Business Financial Services, Inc., as lenders, and any other lenders that may become party to the Loan Agreement (collectively, the “Lenders”). The Registrant borrowed $50,000,000 of Term Loan A and utilized the proceeds of such borrowing to pay the purchase price for the acquisition and to refinance the outstanding balance of its previous credit facility. The Registrant has not borrowed under the Revolving Credit Facility or under Term Loan B.

Under the terms of the Loan Agreement, the Registrant was permitted to use the proceeds of the initial advance under Term Loan A solely to pay the purchase price for the acquisition of the Business, and is permitted to use the remaining amount of Term Loan A and up to two advances under Term Loan B on or before September 30, 2004 solely to pay for certain approved acquisitions, which have not yet been negotiated. The proceeds of loans made under the Revolving Credit Facility may be used solely for working capital, permitted capital expenditures, as the source for payment of the Registrant’s obligations with respect to letters of credit, to pay the transaction cost of the Loan Agreement, to finance such approved acquisitions and permitted acquisitions and to finance certain repurchases of the Registrant’s capital stock subject to limitations and restrictions set forth in the Loan Agreement.

Principal of the Term Loan A must be repaid by the Registrant in quarterly installments commencing June 30, 2004, with the final installment due on March 31, 2009. Principal of the Term Loan B must be repaid by the Registrant in quarterly installments commencing December 31, 2004, with the final balloon payment due on March 31, 2009. In addition, under certain circumstances principal payments are required out of excess cash flow as well as from the proceeds of certain asset dispositions and from the proceeds of the issuance of equity and of debt by the Registrant. The Revolving Credit Facility also matures on March 31, 2009.

The Term Loans and advances under the Revolving Credit Facility bear interest at rates selected by the Registrant under the terms of the Loan Agreement, including a base rate or eurodollar rate, plus an applicable margin. The applicable margin for eurodollar rate loans under the Revolving Credit Facility and Term Loan A will vary from 1.75% to 3.25%, and the applicable margin for base rate loans under the Revolving Credit Facility and Term Loan A will be either 0.00% or .25% in each case based upon the Registrant’s ratio of total indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization). The applicable margin for Eurodollar rate loans under Term Loan B will vary from 2.25% to 3.75%, and the applicable margin for base rate loans under Term Loan B will be either .50% or .75%, in each case based upon the Registrant’s ratio of total indebtedness to EBITDA. The Registrant may make prepayments under the Term Loans and the Revolving Credit Facility without penalty.

The Loan Agreement is secured by pledges of Registrant’s stock and membership interests in, and guarantees of, its subsidiaries and security interests in substantially all the assets of the Registrant and of its subsidiaries.

The Loan Agreement includes certain covenants, including, without limitation, restrictions on the use of proceeds of the loans made under the Loan Agreement, as described above. The Loan Agreement also requires compliance with certain financial covenants based on the Registrant’s minimum net worth, minimum EBITDA, its ratio of total indebtedness to EBITDA and its ratio of EBITDA to fixed charges. The Loan Agreement further requires compliance with certain operating and other covenants which limit, among other things, the incurrence of additional indebtedness by the Registrant and its subsidiaries, the amount of capital expenditures to be made by Registrant and its subsidiaries, sales of assets and mergers and dissolutions, and impose restrictions on distributions to shareholders, change of control of the Registrant, investments, acquisitions and liens, and which require compliance, in all material respects, with material laws. The Loan Agreement generally prohibits the payment of cash dividends, except for cash dividends not in excess of five cents per share per calendar quarter, up to a maximum of $3,500,000 per fiscal year so long as the Registrant is not in default at the time of the declaration. The Loan Agreement also contains various representations and warranties, including, among others, the accuracy of financial statements and other information delivered to the Lenders and the absence of changes which would have or would reasonably be likely to have a material adverse effect (as customarily included in secured credit facilities of this nature).

The foregoing description of the Loan Agreement and the related security, pledge, collateral assignment and guaranty agreements is only a summary of certain terms and conditions of those agreements and is qualified in its entirety by reference to the agreements themselves, copies of which have been filed as Exhibits 10.1 through 10.4 hereto and which are incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Financial statements required by this Item 7 are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment not later than June 14, 2004.

(b)      PRO FORMA FINANCIAL INFORMATION

The pro forma financial information required by this Item 7 is not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment not later than June 14, 2004.

(c)      EXHIBITS

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2004	TALX CORPORATION
	By:	/s/ L. Keith Graves
L. Keith Graves
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among TALX Corporation and Sheakley-Uniservice, Inc., Sheakley Interactive Services, LLC and Larry Sheakley dated March 22, 2004†

2.2	Escrow Agreement by and among TALX Employer Services, LLC, TALX Corporation, Sheakley-Uniservice, Inc., Sheakley Interactive Services, LLC and LaSalle Bank National Association dated as of March 31, 2004

2.3	Transition Services Agreement by and between TALX Employer Services, LLC, TALX Corporation, Sheakley-Uniservice, Inc., Sheakley Interactive Services, LLC dated as of March 31, 2004†

10.1	Amended and Restated Loan Agreement among LaSalle Bank National Association, as Administrative Agent, and TALX Corporation dated as of March 31, 2004 *

10.2	Guaranty executed and delivered by TALX Employer Services in favor of LaSalle Bank National Association, as Administrative Agent, dated as of March 31, 2004

10.3	Security Agreement executed and delivered by TALX Employer Services in favor of LaSalle Bank National Association, as Administrative Agent, dated as of March 31, 2004

10.4	Collateral Assignment of Membership Interest in TALX Employer Services, LLC executed and delivered by TALX Corporation in favor of LaSalle Bank National Association, as Administrative Agent, dated as of March 31, 2004.

†	TALX Corporation undertakes to furnish supplementally a copy of any schedule or exhibit to the Securities Exchange Commission upon request.

*	Certain portions of this agreement have been omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.